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                                                                   EXHIBIT 10.6

[LETTERHEAD] AMERICAN HEALTHCORP


                               December 31, 1996

AmSurg Corp.
Suite 350
One Burton Hills Boulevard
Nashville, Tennessee 37215

Dear Sirs:

         This letter shall serve as our agreement effective January 1, 1997, by which AmSurg Corp. ("AmSurg") will pay to American Healthcorp, Inc. ("AHC") an annual fee of $85,000 for the services provided to AmSurg by Thomas G. Cigarran and Henry D. Herr. This fee shall be payable in equal monthly payments, in arrears, on the twentieth (20th) day of the following month. Mr. Cigarran's services shall include general supervision of the business of AmSurg in his role of the Chief Executive Officer of AmSurg, and such other duties as the Board of Directors of AmSurg may from time to time prescribe. Mr. Herr's services shall include consultation and advice regarding the financial, accounting and administrative aspects of AmSurg's business, and such other duties as the Board of Directors of AmSurg may from time to time prescribe. AmSurg shall also reimburse these individuals for direct out-of-pocket expenses incurred by Mr. Cigarran and Mr. Herr in the performance of their AmSurg duties. This agreement will terminate upon the earlier of (i) the mutual agreement of the parties, (ii) the date when the stock of AmSurg begins to trade as a separate public company, or (iii) December 31, 1997.

         This letter shall also serve as our agreement, effective January 1, 1997 by which AHC shall provide AmSurg and AmSurg affiliates with certain administrative, accounting and financial services with respect to AmSurg's corporate operations, each ambulatory surgery center, physician practice, and specialty physician network managed by AmSurg. The cost for these services shall be a fixed fee of $4,166.67 per month plus $625.00 per month for each "accounting unit". Each ambulatory surgery center shall count as one accounting unit while each physician practice and the AmSurg corporate office shall count as two accounting units. AmSurg and AHC shall mutually agree on the number of accounting units represented by each specialty physician network. The monthly accounting unit fee for a surgery center, physician practice or specialty physician network shall include (1) maintaining the general accounting records of the partnership or limited liability company ("LLC"), (2) preparing partnership/LLC financial statements and (3) preparing partnership income tax returns. It does not include additional outside professional fees needed to review the tax returns or consultation with outside accounting and tax advisors on specific issues and questions. The monthly fee for the AmSurg corporate office shall include (1) processing payroll and accounts payable for the AmSurg corporate office, (2) maintaining the
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AmSurg Corp.
December 31, 1996

general accounting records for the AmSurg corporate operations, (3) preparing consolidated AmSurg financial statements and (4) preparing the AmSurg corporate tax returns. It does not include additional outside professional fees needed to review the tax returns or for consultation with outside accounting and tax advisors on specific issues and questions and also does not include the cost of AmSurg's annual independent audit. The administrative, accounting and financial services fees shall be payable in equal monthly payments, in arrears, on the twentieth (20th) day of the following month. This agreement will terminate upon the earlier of (i) the mutual agreement of the parties, (ii) the date when the stock of AmSurg begins to trade as a separate public company, or (iii) December 31, 1997.

         Please indicate your agreement to the terms outlined above by executing this letter in the space provided below.

                                        Sincerely,

                                        AMERICAN HEALTHCORP, INC.

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------
Agreed and accepted this ____
day of January, 1997:

AMSURG CORP.

By:
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Title:
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